EXHIBIT 10.27
                                                                  -------------



                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT (this "Amendment") dated as of November 4, 2003 is entered into by and among SUBURBAN PROPANE, L.P., a Delaware limited partnership (the "Borrower"), certain of the Lenders who are party to the Credit Agreement referred to below and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent").

                              Statement of Purpose

     Pursuant to the Second Amended and Restated Credit Agreement dated as of May 8, 2003 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among the Borrower, the lenders party thereto, the Administrative Agent, and Fleet National Bank, as Syndication Agent, the Lenders have agreed to make, and have made, certain extensions of credit to the Borrower.

     The Borrower has requested that the Required Lenders (a) consent to the purchase by the Borrower of substantially all of the assets of the Sellers and certain other transactions, each as more specifically described on Annex I attached hereto and incorporated herein by reference (such transactions, collectively, the "Transactions") and (b) amend Section 11.1 of the Credit Agreement as provided herein. In addition, following the consummation of the Acquisition, the Borrower will make Restricted Payments to the Parent at such times and in such amounts as are necessary for the Parent to make payments of principal, interest and fees due on the Indebtedness incurred by the Parent in connection with the Acquisition and any renewals or refinancings of such Indebtedness (collectively, the "MLP Debt Service"). Subject to the terms and conditions set forth herein, the Required Lenders are willing to consent to the Transactions, the payment of the MLP Debt Service and the amendment to Section
11.1 of the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

     Section 1. Definitions. All capitalized terms used and not defined herein or Annex I shall have the meanings given thereto in the Credit Agreement.

     Section 2. Consents and Amendment.

     (a) Consent to the Transactions. Pursuant to Section 13.11 of the Credit Agreement and effective as of the date upon which the conditions specified in
Section 4 hereof are satisfied, the Required Lenders hereby consent to the Transactions, notwithstanding the terms of the Credit Agreement to the contrary.

     (b) Consent to the MLP Debt Service Payments. Pursuant to Section 13.11 of the Credit Agreement and effective as of the date upon which the conditions specified in Section 4 hereof are satisfied, the Required Lenders hereby consent to the Borrower making Restricted Payments to the Parent for the MLP Debt Service, notwithstanding the terms of Sections 10.6(a) or 10.7 of the Credit Agreement to the contrary; provided that all Restricted Payments, including, without



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limitation, such MLP Debt Service, shall remain subject to the limitations and requirements set forth in the proviso of Section 10.6 of the Credit Agreement.

     (c) Amendment to Credit Agreement. Section 11.1 of the Credit Agreement (Events of Default) is hereby amended by amending and restating clause (f) of such Section as set forth below:

          "(f) Indebtedness Cross-Default. The Parent, the Borrower or any of their Subsidiaries shall (i) default in the payment of any Indebtedness (other than that evidenced by the Notes or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Senior Notes or any Refinancing Notes), the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than that evidenced by the Notes or any Reimbursement Obligation; but including, without limitation, the Indebtedness evidenced by the Senior Notes or any Refinancing Notes) the aggregate outstanding amount of which Indebtedness is in excess of $10,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired)."

     Section 3. Covenant of the Borrower. Notwithstanding the terms of Section
8.7 of the Credit Agreement to the contrary, the parties hereto agree that the Borrower shall have thirty (30) days following the consummation of the Transactions to comply with the terms of such Section 8.7 with respect to any new Subsidiary created in connection with the Transactions.

     Section 4. Conditions of Effectiveness. This Amendment shall become effective upon the delivery to the Administrative Agent of (a) this Amendment executed by the Required Lenders and the Borrower and (b) a certificate of a Responsible Officer demonstrating compliance, on a pro forma basis after giving effect to the Transactions, with the covenants contained in Article IX of the Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if the Transactions had occurred on the first day of such period, together with the calculations demonstrating such compliance.

     Section 5. Limited Effect. Except as expressly provided herein, the Credit Agreement and the Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. References in the Credit Agreement (including references to such Credit Agreement



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as amended hereby) to "this Agreement" (and indirect references such as
"hereunder", "hereby", "herein", and "hereof") and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

     Section 6. Representations and Warranties/No Default. By its execution hereof, the Borrower hereby certifies (a) that, prior to and immediately after giving effect to the Transactions, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date, which representations and warranties shall have been true and correct as of such specific dates), (b) that the execution, delivery and performance of this Amendment have been authorized by all requisite action on the part of the Borrower and (c) that as of the date hereof and after given effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result due to the consummation of the Transactions.

     Section 7. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

     Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     Section 9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.


                            [Signature Pages Follow]



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                 SUBURBAN PROPANE, L.P., as Borrower,
                                 on behalf of itself and the Guarantors


                                 By:  /s/ Michael J. Dunn, Jr.
                                      -----------------------------------------
                                      Name:   Michael J. Dunn, Jr.
                                      Title:  Senior Vice President

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as Administrative Agent and as Lender


                                 By:  /s/ Mark D. Weir
                                      -----------------------------------------
                                      Name:   Mark D. Weir
                                      Title:  Vice President

                                 FLEET NATIONAL BANK,
                                 as Syndication Agent and as Lender


                                 By:  /s/ H. Louis Bailey
                                      -----------------------------------------
                                      Name:   H. Louis Bailey
                                      Title:  Managing Director

                                 THE BANK OF NEW YORK, as Lender


                                 By:  /s/ Ernest Fung
                                      -----------------------------------------
                                      Name:   Ernest Fung
                                      Title:  Vice President

                                 NATIONAL CITY BANK, as Lender


                                 By:  /s/ Heather M. McIntyre
                                      -----------------------------------------
                                      Name:   Heather M. McIntyre
                                      Title:  Assistant Vice President

                                 FIRSTRUST BANK, as Lender


                                 By:  /s/ Kent Nelson
                                      -----------------------------------------
                                      Name:   Kent Nelson
                                      Title:  Senior Vice President


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                           Annex I to First Amendment

                         Description of the Transactions

The Borrower proposes to purchase (the "Acquisition") substantially all of the assets (the "Purchased Assets") and to assume certain liabilities of Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services PA, Inc. (collectively, the "Sellers"). The purchase price for the Purchased Assets is approximately $210 million (subject to adjustment pursuant to the terms of the Asset Purchase Agreement between the Borrower and the Sellers), a portion of which will be held in escrow to fund environmental, tax and general indemnity obligations of the Sellers. The purchase price and the fees and expenses related to the Acquisition will be funded through an equity contribution to the Borrower by Suburban Propane Partners, L.P. (the "Parent"), from the proceeds of (a) a bridge facility and/or (b) the combination of an equity issuance by the Parent and a high yield offering by the Parent, which such bridge facility, high yield offering or other Indebtedness incurred by the Parent in connection with the Acquisition (i) shall not exceed the purchase price for the Purchased Assets plus the fees and expenses related to the Acquisition, (ii) shall be unsecured and (iii) shall not be guaranteed by the Borrower or any of its Subsidiaries. Following consummation of the Acquisition, the Borrower may contribute the Purchased Assets to existing or newly-created Subsidiaries of the Borrower.